UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2026

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2026 (the “Effective Date”), Scilex Holding Company (the “Company”) entered into a Promissory Note (Revolving Line of Credit) (the “Note”) with Vivasor, Inc. (“Vivasor”), as borrower, pursuant to which the Company established in favor of Vivasor an uncommitted revolving line of credit in a maximum aggregate principal amount of up to $20,000,000 (the “Maximum Credit Amount”). The Note has a stated maturity of 120 months from the Effective Date (the “Maturity Date”). The Note evidences a revolving credit facility under which Vivasor may, from time to time prior to the Maturity Date, request advances (“Drawdowns”) in multiple borrowings, provided that the aggregate outstanding principal balance of all Drawdowns at any time shall not exceed the Maximum Credit Amount. Amounts repaid under the Note may be reborrowed, subject to the terms of the Note. Notwithstanding the foregoing, the Note is uncommitted and the Company has no obligation to fund any Drawdown; each Drawdown will be funded only if, when and to the extent agreed by the Company in its sole discretion.

Any Drawdown that the Company agrees to fund may be funded, as determined by the Company, in (i) cash, (ii) freely tradable securities of the Company, (iii) shares of common stock of Datavault AI, Inc. currently held by the Company or its subsidiaries, or (iv) any combination of the foregoing. Borrowings under the Note bear interest on the outstanding principal balance at a rate of 5% per annum, with interest accruing on each Drawdown from the date such Drawdown is funded. All outstanding principal, together with all accrued and unpaid interest, is due and payable in full on the Maturity Date. Vivasor may prepay the Note, in whole or in part, at any time without penalty or premium. The Note provides that it shall become immediately due and payable upon the occurrence of certain customary events of default.

Dr. Henry Ji, Ph.D., the Company’s current Chief Executive Officer, President and Chairperson, currently serves as the Chief Executive Officer of Vivasor. The Note was approved by the Company’s Board of Directors (the “Board”) and the Audit Committee of the Company’s Board.

A copy of the Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Promissory Note (Revolving Line of Credit), dated August 8, 2026, issued by Vivasor, Inc. in favor of Scilex Holding Company.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Stephen Ma
	Name:	Stephen Ma
Date: August 12, 2026	Title:	Chief Financial Officer